Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dave & Buster’s Entertainment, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-239590 and 333-199239) on Form S-8 and (No. 333-237664) on Form S-3 of Dave & Buster’s Entertainment, Inc. of our reports dated March 31, 2021, with respect to the consolidated balance sheets of Dave & Buster’s Entertainment, Inc. as of January 31, 2021, and February 2, 2020, the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended January 31, 2021 and the related notes, and the effectiveness of internal control over financial reporting as of January 31, 2021, which reports appear in the January 31, 2021 annual report on Form 10-K of Dave & Buster’s Entertainment, Inc.

Our report refers to a change in accounting principle for the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

/s/KPMG LLP

Dallas, Texas

March 31, 2021